A0665354

State of California
Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

AUG 21 2007

DEBRA BOWEN
Secretary of State

A0665354

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

AUG 15 2007

CERTIFICATE OF AMENDMENT OF THE

ARTICLES OF INCORPORATION

OF

NEW 360

The undersigned certify that:

1. They are the President and the Secretary, respectively, of New 360, a California corporation (the "Corporation").

2. Articles I of the Articles of Incorporation of the Corporation is amended to read in full as follows:

"I

A. The name of this Corporation is Point.360."

3. That the aforesaid amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. That the foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the sole shareholder in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is one share of common stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

Dated: August 15, 2007

Haig S. Bagerdjian, President

Alan Steel, Secretary

OFFICE OF THE SECRETARY OF STATE

02523/0001 161271.1

2967825

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

APR 10 2007

ARTICLES OF INCORPORATION

OF

NEW 360

I

The name of this corporation is New 360.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name in the State of California of this corporation's initial agent for service of process is:

Paracorp Incorporated

IV

The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is fifty million (50,000,000), having no par value. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), having no par value. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any wholly unissued series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the

number of shares of any such series subsequent to the issuance of shares of that series.

V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI

The corporation is authorized to indemnify agents (as defined in Section 317 of the Corporations Code) of the corporation to the fullest extent permissible under California law.

Dated: April 10, 2007

Linda Kaufman, Incorporator